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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedules of ProAssurance Corporation and subsidiaries, ProAssurance Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ProAssurance Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

      Form S-3 No. 333-112613 pertaining to the ProAssurance Corporation Shelf Registration Statement;

      Form S-3 No. 333-109972 pertaining to the registration of $107,600,000 convertible senior debentures and ProAssurance Corporation shares of common stock under this shelf registration;

      Form S-8 No. 333-111136 pertaining to the Amended and Restated ProAssurance Corporation Stock Ownership Plan;

      Form S-8 No. 333-81444 pertaining to the ProAssurance Corporation Incentive Compensation Stock Plan;

      Form S-8 No. 333-119917 pertaining to the ProAssurance Corporation 2004 Equity Incentive Plan;

      Form S-8 pertaining to the Medical Assurance, Inc. Incentive Compensation Stock Plan and Professionals Group, Inc. 1996 Long Term Stock Incentive Plan assumed by ProAssurance Corporation.



                                                 Ernst & Young LLP
Birmingham, Alabama
March 14, 2005